UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 17, 2015

BIOTECH PRODUCTS SERVICES AND RESEARCH, INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

000-55008	47-4180540
(Commission File Number)	(IRS Employer Identification No.)

4045 Sheridan Avenue, Suite 239

Miami, Florida 33140

(Address of Principal Executive Offices, Zip Code)

(305)-370-0482

(Registrant's Telephone Number, Including Area Code)

Bespoke Tricycles Inc.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On September 17, 2015, Biotech Products Services and Research, Inc. f/k/a Bespoke Tricycles, Inc. (the “Company”) filed a Current Report on Form 8-K regarding the 18-1 forward stock split which became effective September 21, 2015. The number of shares issued and outstanding of the Company as a result of the forward stock split was mistakenly understated by 2,000,000 shares; accordingly, said Current Report is herein amended and restated in its entirety by this Current Report on Form 8-K.

Section 8 - Other Events

Item 8.01 Other Events.

On September 16, 2015, received notification from FINRA that the 18-1 forward stock split will be announced on the Daily List as of September 17, 2015. The split will become effective September 21, 2015.

As a result of the forward stock split, the Company will have 94,284,810 shares of common stock issued and outstanding. Said amount consists of the 5,238,045 issued and outstanding shares of common stock of the Company prior to the forward split plus an additional 89,046,765 shares issued as a result thereof. The additional shares will be mailed directly to the stockholders of the company without any further action on their part.

The Company expects that its name change from Bespoke Tricycles Inc. to Biotech Products Services and Research, Inc. will take effect on the OTC QB within the next two weeks, and as soon as the Company is notified by FINRA regarding the effectiveness of the name change it will notify its shareholders accordingly.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOTECH PRODUCTS SERVICES AND RESEARCH, INC.

Date: September 21, 2015	By:	/s/ Albert Mitrani
	Name:	Albert Mitrani
	Title:	President and Chief Executive Officer